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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 30, 1999 relating to the financial statements of VIA Net Works Argentina S.A., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ Price Waterhouse & Co.

Buenos Aires, Argentina
December 29, 1999